EXHIBIT A

THIS CONVERTIBLE PROMISSORY NOTE ("CONVERTIBLE NOTE") MUST BE ACQUIRED FOR INVESTMENT. NEITHER THIS CONVERTIBLE NOTE NOR THE STOCK INTO WHICH IT MAY BE CONVERTED ("CONVERSION STOCK") HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS CONVERTIBLE NOTE NOR THE CONVERSION STOCK MAY BE OFFERED, SOLD, TRANSFERRED: (1) IN THE ABSENCE OF A REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM; AND (11) THE TERMS OF THIS CONVERTIBLE NOTE.

                         CONVERTIBLE PROMISSORY NOTE
                           WITH COGNOVIT PROVISION

$1,000,000.00

Cincinnati, Ohio
February 2, 2000

FOR VALUE RECEIVED, the undersigned, CYCL03PSS CORPORATION, a Delaware corporation, with its principal place of business located at 3846 West 2 1 00 South, Salt Lake City, Utah 84120 (hereinafter called "Issuer"), promises to pay to the order of THE PROCTER & GAMBLE COMPANY (the registered holder hereof, or its registered successors or assign, the "Holder"), at One Procter &. Gamble Plaza, Cincinnati, Ohio 45202, Attn: Carol M. Beyersdorfer, Vice President,
Global Fabric Care, the principal sum of ONE MILLION and NO/100 DOLLARS ($1,000,000.00) payable on February 28, 2001, and interest as set forth herein. All sums payable hereunder are to be paid in lawful money of the United States of America as follows:

      During the term of this loan the following provisions shall apply:

1.    Payment of Principal; Prepayment.

      a. Accelerated Payment Date. Within 45 days of the date of the execution of this Note, Issuer must satisfy the conditions for the second advance of Loan proceeds, which total $750,000. In the event Issuer does not satisfy the conditions, the entire unpaid principal balance of this Convertible Note together with all accrued and unpaid interest shall be due and payable 30 days from Lender's delivery of notice of such failure to Issuer.

      b. Principal Payment and Final Maturity. In the event the Issuer satisfies the conditions for the second disbursement of Loan proceeds pursuant to the Loan Agreement of even date herewith, the entire unpaid principal balance of this Convertible Note together with all accrued and unpaid interest and all other amounts due and payable hereunder shall be due and payable in full on February 28, 2001 (the "Maturity Date").

      c. Prepayment. Issuer shall have the right, but not the obligation, to prepay, without penalty, all or any portion of the principal amount hereof at any time. Such right of prepayment shall be exercisable by Issuer upon written notice to Holder which notice is received by Holder thirty (30) days prior to the prepayment. During the thirty (30) day consent period, Holder retains the right of conversion described in Sections 3 and 4 of this Convertible Note.

2,   Interest.   This   Convertible   Note  shall  be  non   interest   bearing.
Notwithstanding the foregoing, in the Event of a Default (as defined herein), this Convertible Note shall accrue interest on the outstanding principal at a default rate of interest equal to the lesser of fifteen percent (15%) per annum or the maximum rate pen-nitted under Ohio law, from the date of the closing disbursement.

      Unless  otherwise  agreed  to,  in  writing,   or  otherwise  required  by
applicable law, payments will be applied first

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



to principal, and then to interest and any remaining amount to any unpaid collection costs, late charges and other charges, provided, however, upon delinquency or other default, Holder reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Holder may from time to time determine in its sole discretion. The amount of the principal balance of this Convertible Note outstanding from time to time as shown on the records of Holder shall be conclusive absent manifest error as to such amount.

3. Conversion. Subject to the provisions of this Convertible Note, the Holder of this Convertible Note has the right, at its option, at any time or from time to time prior to the Maturity Date or in the Event of Default prior to repayment (provided that if the Maturity Date shall be accelerated pursuant to paragraph 6 below, then the Holder's right shall extend through the accelerated maturity date), to convert all or any portion of the original principal amount hereof, and any accrued interest, into shares of the Issuer's common stock, with a par value of $0.001 per share, ("Common Shares" or "Common Stock"), as such Common Shares are constituted at the date hereof, at the average closing bid price of the Common for the immediate ten (10) consecutive business days prior to the date of the execution of this Convertible Note, at the office of the Issuer in
Salt Lake City, Utah, Ohio, accompanied by written notice of conversion and written instrument of transfer, duly executed by the registered Holder. The
Common Shares into which the Holder may convert all or any part of this Convertible Note shall be referred to as the "Conversion Stock." The date of conversion shall be the date the surrendered Convertible Note and the duly executed written notice of conversion are received by the Issuer (the "Conversion Date"). As soon as practicable after the Conversion Date, the Issuer shall reissue and deliver to the Holder, in exchange for the Convertible Note surrendered for conversion, a new Convertible Note in like form representing the unconverted principal amount and shall issue and deliver to such Holder a certificate or certificates for the full number of Common Shares issuable hereunder upon conversion, together with cash in respect of any fraction of a Common Share issuable upon such conversion. Such conversion shall be deemed to have been effected on the Conversion Date and the person in whose name any certificate for Common Shares is issued on such conversion shall be deemed to have become on such date the Holder of record of the Common Shares represented thereby. No fractional shares of Common Shares shall be issued on conversion of the Convertible Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Issuer shall pay cash. The Issuer shall pay to the Holder accrued interest on the converted portion of the principal amount of this Convertible Note through the Conversion Date.

      The Issuer shall at all times when this Convertible Note is outstanding, reserve and keep available out of its authorized but unissued stock, such number of duly authorized Common Shares as shall be sufficient to effect the conversion of this Convertible Note in accordance with its terms.

      The Issuer covenants and agrees that in the event its present Common Shares shall be reclassified, split, combined or otherwise changed, or in case of any consolidation or merger of the Issuer with or into another corporation as a result of which holders of Common Stock become entitled to receive securities or other assets (including cash) with respect to or in exchange for their Common Stock (other than a merger with a subsidiary in which merger the Issuer is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable conversion of this Convertible Note) or in case of any sale, lease or conveyance to another corporation of the property of the Issuer as an entirety or substantially as an entirety, the Issuer shall make proper provision as a part of the ten-ns of such reclassification, split, combination, change, consolidation, merger or sale, that the Holder of this Convertible Note will thereafter be entitled to convert it into the same kind and amount of securities (including in that term, stock of any class or classes) and other assets as may be issuable or distributable by the terms of such reclassification, split, combination, change, consolidation, merger or sale.

4.    Registration of Conversion Stock, Transferability

      a. Registration. At the Conversion Date, the Issuer shall use its best efforts to issue fully registered Common Shares to the Holder under the Securities Act of 1933. If such Common Shares are not registered then the Issuer will use its best efforts to file a registration statement covering the Common Shares within 45 days from the

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



issuance of such Common Shares. In the event that the Issuer does not file a registration statement within such 45 day period the Holder shall have demand registration rights (whereupon the Issuer shall use its best efforts to register the Common Shares) every three (3) months thereafter until all such Common Shares have been registered. Notwithstanding the foregoing, if the Issuer proposes to register its securities, each time the Issuer makes such proposal it will give at least 30 days' advance written notice of its intention to do so to Holder. Each Holder may then specify, by prompt notice to the Company, a number of shares of the Conversion Shares held by it which it wishes to include in the Issuer's proposed registration. The Issuer will effect the registration under the Securities Act of Conversion Shares specified by Holders under this Section 4 which are not then freely transferable. All fees and expenses related to the registration of the Common Shares shall be paid by the Issuer.

      b. Transferability. This Convertible Note at the time of issuance shall be registered upon the books of the Issuer in the name of the person to whom issued, and it may be transferred at the principal office of the Issuer in Salt Lake City, Utah, by surrendering it for cancellation, accompanied by a written instrument of transfer, duly executed by the registered owner hereof, and thereupon the Issuer shall issue and deliver in the name of and to the transferee or transferees, in exchange hereof a new Convertible Note for a like aggregate principal amount, subject to the terms and conditions hereof.

      Neither this Convertible Note nor the Conversion Stock have been registered under any applicable securities laws. This Convertible Note is being issued in reliance upon exemptions provided under the Securities Act of 1933 and applicable state securities laws. This Convertible Note is issued in reliance on the representation, which by acceptance of this Convertible Note the Holder makes to the Issuer, that the Holder is acquiring this Convertible Note, and any Conversion Stock into which the Holder may convert the Convertible Note, for his own account, for investment purposes, and not with a view to the distribution or public offering thereof. Accordingly, this Convertible Note shall not be transferable except upon one of the following conditions: (i) the Convertible Note shall have been registered under all applicable state and federal securities laws and analogous statutes applicable to such transfer; or (ii) the Issuer shall have received an opinion of counsel, in form and substance reasonably satisfactory to the Issuer, to the effect that such transfer may be effected without such registration and that such transfer not constitute or cause the violation of any such applicable securities laws or other statutes.

5. The following shall be considered Events of Default:

      Upon the occurrence of any of the following events, the Lender may declare the Convertible Note due and immediately payable, without further notice or demand and the Holder shall have all rights to realize on the Collateral:

      a. Failure of the Issuer to satisfy any of the conditions set forth in Sections l(d) and 7(b) of the Loan Agreement for the second advance of Loan proceeds; or,

      b. Non-payment of principal or interest prescribed herein when due, or any
default,   demand,  or  acceleration  under  the  Convertible  Note  or  related instrument concerning the Collateral; or,

      c. Non-payment of principal or interest on any other borrowed money obligation when due or the holder of such obligation declares the obligation due prior to its stated maturity; or,

      d. Any representation or warranty of the Issuer in this or any other Loan Document is false; or,

      e.  The  Issuer  violates,   breaches  or  defaults  under  any  covenant,
representation or condition of this or any other Loan Document; or,

      f. The Issuer admits in writing that it is unable to pay its debts as they mature or that it is generally not paying its debts as they mature or the Issuer's consolidated financial statement indicates an insolvency or deficit net worth; or,

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



      g. The Issuer applies for the appointment of a trustee or receiver of any part of the assets of Issuer or commences any proceedings under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or other liquidation law of any jurisdiction; or,

      h. Any application for the appointment of a trustee or receiver of any part of the assets of the Issuer, or any proceedings under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or other liquidation law of any jurisdiction are commenced against the Issuer, and the Issuer indicates its approval, consent, or acquiescence; or an order is entered appointing such trustee or receiver, or adjudicating the Issuer bankrupt or insolvent, or approving the petition in any such proceedings, and such order remains in effect for thirty (30) days; or,

      i. A material part of the Issuer's operations shall cease for a period of thirty (30) days; or,

      j. If, in the reasonable opinion of the Lender, there has been a material adverse change in the business or prospects of Issuer or the conduct of the Issuer or in the value of the Collateral which, in the reasonable judgment of Lender, materially imperils the Issuer's ability to repay or secure its obligations to the Lender under this Agreement; or,

      k.    The liquidation, termination or dissolution of Issuer; or,

      l. Any levy or execution upon, or judicial seizure of, any portion of any collateral or security for the Loan; or,

      m. Any attachment or garnishment of, or the existence or filing of any lien or encumbrance, against any portion of the Collateral, that is not removed or released within five (5) days after its creation; or,

      n. The institution of any legal action or proceedings to enforce any debt, lien or encumbrance upon any of the Collateral, that is not dismissed within five (5) days after its institution; or,

      o. The transfer or other disposition, whether by sale, merger or otherwise of twenty-five (25%) percent or more of the voting stock of Issuer; or,

      p. Any change in the composition of the board of directors of Issuer involving a majority of its present members or any increase in the number of directors of Issuer; or,

      q. The occurrence of any event of default under any other indebtedness of Issuer and expiration of any applicable notice and cure period, if any; or,

      r. The entry of any final judgment against Issuer in any state or federal court in excess of $ 1 00,000; or,

      s. Any third party successfully asserts any claim against any of the Collateral.

6. Rights of Holder in the Event of Default:

      Time is of the essence of this Convertible Note. At the option of Holder, the entire unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall become immediately due and payable without notice upon the occurrence of any Event of Default, as defined herein including, without limitation, Issuer's failure to make any payment of principal or interest when due under this Convertible Note or any other loan documents executed in connection with this Convertible Note.



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



      Upon the occurrence of an Event of Default and during the continuation thereof, and after maturity, including maturity upon acceleration, Holder, at its option, may, if permitted under applicable law, do one or both of the following: (i) accrue interest on the outstanding principal at a default rate of interest equal to the lesser of fifteen percent (15%) per annum or the maximum rate permitted under Ohio law, from the date of the closing disbursement, and
(ii) add any unpaid accrued interest and any cost, expenses and fees (including, but not limited to attorneys' fees) to principal and such sum will bear interest therefrom until paid at the rate provided in this Convertible Note (including any increased rate).

      The interest rate under this Convertible Note will not exceed the maximum rate permitted by applicable law under any circumstances.

7. Waiver. Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of continuance of any existing default after demand for strict performance hereof.

8. Payment Obligation. No provision of this Convertible Note shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of this Convertible Note and the interest payable thereon at the place, time and in the currency herein prescribed. Issuer agrees that to the extent Issuer makes any payment to Holder in connection with the indebtedness evidenced by this Convertible Note, and all or any part of such payment is subsequently invalidated, declared-to be fraudulent or preferential, set aside or required to be repaid by Holder or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then the indebtedness of Issuer under this Convertible Note shall continue or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Holder, the indebtedness evidenced by this Convertible Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

9. Applicable Law, Jurisdiction. This Convertible Note shall be governed by and construed according to the laws of the State of Ohio, without giving effect to conflict of laws principles. Without limiting the right of Holder to bring any action or proceeding against Issuer or against any property of Issuer (an "Action") arising out of or relating to this Convertible Note or any indebtedness evidenced hereby in the courts of other jurisdictions, Issuer hereby irrevocably submits to the jurisdiction, process and venue of any Ohio State or Federal court sitting in Cincinnati, Ohio, and hereby irrevocably agrees that any Action may be heard and determined in such Ohio State court or in such Federal court. Issuer hereby irrevocably waives, to the fullest extent it may effectively do so, the defenses of lack of jurisdiction over any person, inconvenient forum or improper venue, to the maintenance of any Action in any jurisdiction.

10. Holder Deemed Owner. The person in whose name this Convertible Note shall be registered shall be deemed the owner hereof for all purposes, including all notices provided for herein. Payment of or on account of the principal hereof, and conversion to Common shares as provided for herein, shall be made only to or upon the order in writing of the registered owner hereof, and all such payments or conversions shall be valid and effective to satisfy and discharge the liability upon this convertible Note to the extent of the sum or sums paid on Common Shares issued.

11. Notices. All notices required or permitted in connection with this Convertible Note shall be in writing and given at the place and in the manner provided in the Loan Agreement of even date herewith for the giving of notices. All notices required or permitted in connection with this Convertible Note shall deemed effective on the date of postmark by the U.S. Postal Service.

12. Severability. This Convertible Note is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Convertible Note, with the application thereof to any person or circumstance, shall be invalid or unenforceable for any reason and to any extent, then the remainder of this Convertible Note in the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the extent permitted by law.

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



13. Successors and Assigns. All provisions contained herein shall be binding upon the Issuer, its successors and assigns and assigns of the Holder, its personal representatives, heirs, legatees, successors and permitted assigns.

14. JURY WAIVER. THE UNDERSIGNED AND HOLDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND HOLDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN HOLDER AND THE UNDERSIGNED. THIS PROVISION IS A MATERIAL INDUCEMENT TO HOLDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

15. CONFESSION OF JUDGMENT. BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY-AT-LAW TO APPEAR IN ANY COURT OF RECORD AND TO CONFESS JUDGMENT AGAINST BORROWER FOR THE UNPAID AMOUNT OF THIS NOTE, PLUS ATTORNEYS' FEES AS PROVIDED IN THIS NOTE, PLUS COSTS OF SUIT, AND TO RELEASE ALL ERRORS, AND WAIVE ALL RIGHTS OF APPEAL. IF A COPY OF THE NOTE, VERIFIED BY AN AFFIDAVIT, SHALL HAVE BEEN FILED IN THE PROCEEDING, IT WILL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY. BORROWER WAIVES THE RIGHT TO ANY STAY OF EXECUTION AND THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT. NO SINGLE EXERCISE OF THE FOREGOING WARRANT AND POWER TO CONFESS JUDGMENT WILL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE, OR VOID; BUT THE POWER WILL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS HOLDER MAY ELECT UNTIL ALL AMOUNTS OWING ON THIS NOTE HAVE BEEN PAID IN FULL.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


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



      IN WITNESS WHEREOF, these presents are executed as of the date first written above.

                                    ISSUER:

                                    CYCL03PSS CORPORATION
                                    a Delaware corporation

                                    By:       /s/ William Stoddard
                                    ----------------------------------
                                    Name:     William Stoddard
                                    Its:      President


ATTEST

By:  /s/ Mondis Nkoy
     -----------------------
         Mondis Nkoy
         Secretary

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